UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : May 7, 2007

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2007, Energy Transfer Equity, L.P. (the “Partnership”) announced the sale by Ray C. Davis (“Davis”) and Natural Gas Partners VI, L.P. (“NGP”) of 38.97 million outstanding common units of ETE (representing approximately 17.6% of ETE’s outstanding common units) to Enterprise GP Holdings, L.P. (“EPE”). In addition, EPE acquired a 34.9% equity interest in LE GP, LLC, the general partner of ETE. In connection with these transactions, ETE entered into a Unitholder Rights and Restrictions Agreement (the “Agreement”) by and among ETE, Davis, NGP and EPE. The Agreement provides registration rights to EPE with respect to its ETE common units and also provides EPE with certain information rights relating to ETE, subject to confidentiality restrictions and subject to limitations related to commercially sensitive information. The Agreement also prohibits EPE from selling any of its ETE common units for a period of six months following the closing of the transaction and prohibits EPE from selling more than 50% of its ETE common units for the 12-month period thereafter. The Agreement also prohibits EPE, for a three-year period, from acquiring more than 49.9% of ETE’s outstanding common units and from forming a “group” (within the meaning of Section 13 (d)(3) of the Securities Exchange Act of 1934) with any other person.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2007, the members of LE GP, LLC, the general partner of ETE, amended and restated the existing limited liability company agreement of such entity to admit EPE as a member of LE GP, LLC, to make certain changes to the provisions related to the governance of LE GP, LLC and to amend certain other provisions.

Item 7.01 Regulation FD Disclosure.

On May 7, 2007, the Partnership issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit no. 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit no. 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
3.6.1	—	Amended and Restated Limited Liability Company Agreement, dated as of May 7, 2007, of LE GP, LLC.

10.45	—	Unitholder Rights and Restrictions Agreement, dated as of May 7, 2007, by and among Energy Transfer Equity, L.P., Ray C. Davis, Natural Gas Partners VI, L.P. and Enterprise GP Holdings, L.P.

99.1	—	Press release dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LEGP, LLC, its general partner

Date: May 7, 2007	By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.6.1	Amended and Restated Limited Liability Company Agreement, dated as of May 7, 2007, of LE GP, LLC.

10.45	Unitholder Rights and Restrictions Agreement, dated as of May 7, 2007, by and among Energy Transfer Equity, L.P., Ray C. Davis, Natural Gas Partners VI, L.P. and Enterprise GP Holdings, L.P.

99.1	Press release dated May 7, 2007.